                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                               ________________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported) - September 27, 1999

                                 ____________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)


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Maryland                       1-11437                      52-1893632
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of Incorporation)                                           Identification No.)
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6801 Rockledge Drive,                                       20817
Bethesda, Maryland                                          (Zip Code)
(Address of principal
executive offices)
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                                (301) 897-6000
             (Registrant's telephone number, including area code)

                                 ____________

                                Not Applicable
            (Former name or address, if changed since last report)

================================================================================
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Item 5.  Other Events

     Lockheed Martin Corporation ("Corporation") is filing this Current Report on Form 8-K to report on its September 27, 1999 announcement of the results of the strategic and organizational review that began June 9, 1999. As a result of this review, the Corporation announced plans to realign its businesses, flatten its management structure, reduce corporate staff, evaluate the divestiture of non-core operations, and enhance financial management processes. The new organizational structure will take effect October 1, 1999.

Actions announced include:

 .  Consolidating and refocusing the number of lines of business from 27 to 17.

 . Eliminating the Sector organizational layer, reducing the five former Sectors to four core business areas reporting to senior management. Further staff reductions are anticipated as a result of this organizational flattening.

 .  Making key senior management assignments.

 .  Repositioning certain related high-potential businesses.

 . Evaluating the possible divestiture of eight non-core business units that employ approximately 9,000 people and have combined 1999 total estimated net sales of about $1.4 billion (excluding $400 million in intercompany sales).

 .  Enhancing financial management processes.

     The new management structure focuses operations into 17 lines of business, and organizes these lines of business into four business areas representing more than $23 billion of the Corporation's $26 billion in 1998 sales. Corporate executive vice presidents leading these business areas will report to Peter B. Teets, president and chief operating officer of Lockheed Martin. The four new business areas are:

 .Aeronautical Systems, with 1998 sales of about $5.5 billion, will be led by James A. "Micky" Blackwell, who will manage the tactical aircraft, airlift and aeronautical research and development lines of business.

 .Space Systems, with 1998 sales of about $7.5 billion, will be led by Albert E. Smith, who will manage the space launch, commercial satellites, government satellites and strategic missiles lines of business.
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 .Systems Integration, with 1998 sales of approximately $9 billion, will be led by Robert B. Coutts, who will manage the missiles and fire control, naval systems, platform integration, and C4I lines of business.

 .Technology Services, with 1998 sales of more than $2 billion, will be led by Michael F. Camardo, who will manage the federal services, energy programs and aeronautical services lines of business.

Additionally, Lockheed Martin announced the following key senior management changes:

 .    Philip J. Duke has been named executive vice president of a new shared services function. Mr. Duke previously was vice president-finance and chief financial officer.

 .    Robert J. Stevens has been named executive vice president-finance and chief financial officer. Mr. Stevens previously was vice president of corporate strategic development.

 .    Arthur E. Johnson has been named vice president of corporate strategic development. Mr. Johnson previously was president and chief operating officer of Lockheed Martin's information and services sector. The strategic development function has been expanded to include operations responsibilities.

The Corporation announced that it intends to explore methods to maximize the value of three business units that serve the commercial information technology and state and local government services markets. These units, Enterprise Information Systems (Lockheed Martin's internal information technology unit) of Orlando, Fla., Integrated Business Solutions (Lockheed Martin's commercial information technology outsourcing business) of Orlando, Fla., and IMS (Lockheed Martin's state and local government services business) of Teaneck, N.J., have high growth potential but are distinct from core lines of business. IMS and IBS have combined sales of nearly $1 billion. EIS has equivalent sales of approximately $1 billion. These businesses will report to Arthur C. Johnson.

The Corporation announced that it intends to evaluate the divestiture, subject to appropriate valuation, negotiation and approval, of the following eight operating units:

     . The Aerospace Electronics line of business, which includes Sanders in Nashua and Manchester, N.H.; Infrared Imaging Systems in Lexington, Mass.; Fairchild Systems in Syosset and Yonkers, N.Y. and Milpitas, Calif.; and the Space Electronics product line in Manassas, Va. (The Undersea Systems business and Defense Message System program at Manassas will not be affected.)
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     .    Control Systems in Johnson City, N.Y. and Ft. Wayne, Ind.

     . The Environmental Management line of business, which includes Hanford Corporation of Richland, Wash.; Retech of Ukiah, Calif.; and the Energy Technologies unit based in Bethesda, Md. (Energy defense programs and energy research will be retained as core businesses within the technology services business area).

Based on preliminary data, and assuming that all of the potential transactions noted above were approved by the Board and ultimately consummated in the future, management estimates that the potential one-time effects, if combined, could result in a decrease to net earnings of approximately $1.0 billion, primarily non-cash. However, the potential proceeds from these transactions, if consummated, could also generate in excess of $1.0 billion in cash -- after transaction costs and associated tax payments -- that will be used to pay down debt. Financial effects, if any, that may result, will be recorded when the transactions are consummated or when losses can be estimated.

The enhancement of financial management processes will include improving early-warning processes through the application of earned value management techniques across all Lockheed Martin operating companies. It also will include making value based management a formal part of the performance evaluation criteria for the Corporation's Management Incentive Compensation Plan. Additionally, Lockheed Martin is reinvigorating its independent cost estimating process, which utilizes teams of professionals to provide second opinions on the probability of achieving projected cost performance for contracts that are in process, as well as on new business opportunities.

Statements in this report are considered forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including the statements relating to projected future financial performance. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent nature of projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions
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associated with them, after the date of this report to reflect events or circumstances or changes in expectations or the occurrence of anticipated events.

In addition to the factors set forth in our filings with the Securities and Exchange Commission (www.sec.gov), the following factors could affect the forward-looking statements: continued difficulties during space launches or adverse actions resulting from space industry reviews by the U.S. military or the Clinton Administration depends on factors outside our control; the ability to achieve or quantify savings for our customers or ourselves in our global cost-cutting program or as a result of our reorganization efforts; the ability to obtain or the timing of obtaining future government awards, the availability of government funding and customer requirements, economic conditions, competitive environment, timing of awards and contracts; timing of product delivery and launches, customer acceptance and the outcome of contingencies including completion of acquisitions and divestitures, litigation and environmental remediation, Year 2000 remediation, program performance, and the ability to consummate the Comsat transaction. Management cannot predict the timing of the potential divestitures, the amount of proceeds that may be realized, or whether any or all of the potential transactions will take place. Potential transactions are subject to Board of Directors approval. These are only some of the numerous factors which may affect the forward-looking statements in this report.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    Lockheed Martin Corporation

                                          /s/ Marian S. Block
                                    -------------------------
                                    Marian S. Block
                                    Vice President, Associate General
                                    Counsel and Assistant Secretary


October 4, 1999

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